Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 6, 2014

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $0.15 PER DILUTED SHARE, NET EARNINGS OF $0.76 PER DILUTED SHARE AND NET ASSET VALUE PER SHARE OF $20.12

Bethesda, MD - August 6, 2014 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended June 30, 2014 of $41 million, or $0.15 per diluted share. NOI after income taxes for the quarter ended June 30, 2014 was $26 million, or $0.09 per diluted share and net earnings were $212 million, or $0.76 per diluted share. As of June 30, 2014, net asset value (“NAV”) per share was $20.12, an $0.83, or 4% per share, increase from the March 31, 2014 NAV per share of $19.29, and an $0.84, or 4% per share, increase from the June 30, 2013 NAV per share of $19.28.

Q2 2014 FINANCIAL SUMMARY

•	$20.12 NAV per share

✓	$0.83 per share, or 17% annualized increase over Q1 2014

✓	$0.84 per share, or 4% increase over Q2 2013

•	$0.15 NOI before income taxes per diluted share, or $41 million

✓	37% decline from Q2 2013

✓	$0.09 NOI after income taxes per diluted share, or $26 million

•	$0.07 net realized earnings per diluted share, or $19 million

✓	14% decline from Q2 2013

•	$0.69 net unrealized appreciation per diluted share, or $193 million

✓	$0.69 per diluted share, or $194 million, improvement over Q2 2013

•	$0.76 net earnings per diluted share, or $212 million
✓ 16% annualized return on average shareholders' equity

✓	$0.69 per diluted share, or $191 million, improvement over Q2 2013

•	$408 million of cash proceeds from realizations
✓ $34 million dividend distribution from European Capital Limited (“European Capital”)

•	$813 million in new committed investments

•	Obtained new $750 million senior secured revolving credit facility
✓ Bears interest at LIBOR plus 1.60%
✓ Matures in June 2016

“We are pleased with the growth in NAV this quarter to $20.12 per share, a 17% annualized increase,” said Malon Wilkus, Chairman and Chief Executive Officer. “More importantly, we worked diligently and made good progress in evaluating, planning and preparing for the possible separation of our investments from our management business. However, as a business development company with a diverse set of assets, separating our investments from our management business would be quite complex. Nonetheless, based on our progress, we hope to be in a position to present our board of directors a specific proposal in the fourth quarter regarding separating our investments from our management business.”

American Capital, Ltd.
August 6, 2014

“Should our board decide to separate our investments from our asset management business, there are a number of issues that would need to be addressed,” said Sam Flax, Executive Vice President and General Counsel. “These issues include structuring our assets so that the resulting entities are compliant with the Investment Company Act, including co-investment and asset composition matters, preserving tax assets and structuring entities for tax compliance, determining financial reporting requirements and preparing necessary securities laws filings, addressing the impact of a restructuring on our portfolio companies and developing the governance, compliance and compensation structures of the resulting entities.”

PORTFOLIO VALUATION
For the quarter ended June 30, 2014, net unrealized appreciation, before income taxes, totaled $170 million. The primary components of the net unrealized appreciation were:

•
$101 million unrealized appreciation in American Capital's investment in American Capital Asset Management, LLC (“ACAM”), primarily due to an increase in actual and forecasted growth and multiple expansion;

•
$60 million net unrealized appreciation in American Capital’s investment in European Capital, driven by a 7% increase in European Capital's NAV prior to the $34 million dividend distribution to American Capital.

✓	The Company's equity investment in European Capital was valued at $827 million as of June 30, 2014, or 87% of NAV, compared to $801 million as of March 31, 2014, or 87% of NAV; and

•	$10 million of reversal of prior period unrealized depreciation associated with net realized losses on portfolio investments.

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the second quarter of 2014, $408 million of cash proceeds were received from realizations of portfolio investments, including a dividend distribution of $34 million from European Capital. American Capital made $813 million in new committed investments during the quarter, including $579 million in broadly syndicated senior floating rate loans (“Senior Floating Rate Loans”). The Company’s investments in Senior Floating Rate Loans consist primarily of first lien loans to large market, U.S. based companies.

The weighted average effective interest rate on American Capital's debt investments as of June 30, 2014 was 7.8%, 130 basis points lower than the March 31, 2014 rate of 9.1%. The primary driver of the decline in the weighted average effective interest rate was related to new investments in Senior Floating Rate Loans during the quarter.

As of June 30, 2014, loans with a fair value of $171 million were on non-accrual, representing 7.5% of total loans at fair value, compared to $165 million fair value of non-accrual loans, or 9.2% of total loans at fair value as of March 31, 2014. The $6 million increase in the fair value of loans on non-accrual was generally driven by loans placed on non-accrual status due to weaker portfolio company performance. Total loans on non-accrual were valued at 57.2% of cost at the end of the quarter, a 4.8% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $142 million, or 6.1%. Net operating income before income taxes of $0.15 per diluted share during the quarter was reduced by $0.07 per diluted share due to the net impact of debt and equity securities being added and removed from non-accrual status.

“We made progress during the quarter repositioning our balance sheet into non-control assets that have attractive risk adjusted cash yields and obtaining a credit facility to appropriately lever these assets,” said John Erickson, Chief Financial Officer and President, Structured Finance. “As we exit investments, we have been reinvesting proceeds in attractive investments, including in Senior Floating Rate Loans that in particular could facilitate separating our investments from our management business.”

American Capital, Ltd.
August 6, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2014, December 31, 2013 and June 30, 2013
(in millions, except per share amounts)

	Q2	Q4	Q2 2014 Versus Q4 2013		Q2	Q2 2014 Versus Q2 2013
	2014	2013	$	%	2013	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,564, $5,548 and $5,563, respectively)	$5,511	$5,072	$439	9%	$5,281	$230	4%
Cash and cash equivalents	135	315	(180)	(57%)	307	(172)	(56%)
Restricted cash and cash equivalents	130	74	56	76%	106	24	23%
Interest and dividend receivable	38	38	—	—%	48	(10)	(21%)
Deferred tax asset, net	431	414	17	4%	443	(12)	(3%)
Other	149	96	53	55%	75	74	99%
Total assets	$6,394	$6,009	$385	6%	$6,260	$134	2%

Liabilities and Shareholders' Equity
Debt	$791	$791	$—	—%	$614	$177	29%
Trade date settlement liability	206	15	191	NM	—	206	100%
Other	92	77	15	19%	67	25	37%
Total liabilities	1,089	883	206	23%	681	408	60%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 268.3, 274.8 and 294.7 issued and 263.7, 270.2 and 289.4 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,193	6,296	(103)	(2%)	6,566	(373)	(6%)
Distributions in excess of net realized earnings	(729)	(774)	45	6%	(815)	86	11%
Net unrealized depreciation of investments	(162)	(399)	237	59%	(175)	13	7%
Total shareholders' equity	5,305	5,126	179	3%	5,579	(274)	(5%)
Total liabilities and shareholders' equity	$6,394	$6,009	$385	6%	$6,260	$134	2%

NAV per common share outstanding	$20.12	$18.97	$1.15	6%	$19.28	$0.84	4%
______________________________
NM = Not meaningful

American Capital, Ltd.
August 6, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2014 and 2013
(in millions, except per share data)
(unaudited)

			Three Months Ended				Six Months Ended
	Three Months Ended		June 30,		Six Months Ended		June 30,
	June 30,		2014 Versus 2013		June 30,		2014 Versus 2013
	2014	2013	$	%	2014	2013	$	%

OPERATING REVENUE
Interest and dividend income	$83	$118	$(35)	(30%)	$154	$240	$(86)	(36%)
Fee income	17	12	5	42%	30	23	7	30%
Total operating revenue	100	130	(30)	(23%)	184	263	(79)	(30%)

OPERATING EXPENSES
Interest	11	11	—	—%	23	22	1	5%
Salaries, benefits and stock-based compensation	35	40	(5)	(13%)	77	81	(4)	(5%)
General and administrative	13	14	(1)	(7%)	27	27	—	—%
Total operating expenses	59	65	(6)	(9%)	127	130	(3)	(2%)

NET OPERATING INCOME BEFORE INCOME TAXES	41	65	(24)	(37%)	57	133	(76)	(57%)

Tax provision	(15)	(16)	1	6%	(26)	(38)	12	32%
NET OPERATING INCOME	26	49	(23)	(47%)	31	95	(64)	(67%)

Net realized (loss) gain
Portfolio company investments	(14)	(35)	21	60%	7	(42)	49	NM
Foreign currency transactions	1	(1)	2	NM	3	(1)	4	NM
Derivative agreements	1	(3)	4	NM	2	(17)	19	NM
Tax benefit	5	12	(7)	(58%)	2	25	(23)	(92%)
Total net realized (loss) gain	(7)	(27)	20	74%	14	(35)	49	NM

NET REALIZED EARNINGS	19	22	(3)	(14%)	45	60	(15)	(25%)

Net unrealized appreciation (depreciation)
Portfolio company investments	185	(20)	205	NM	220	315	(95)	(30%)
Foreign currency translation	(12)	20	(32)	NM	(16)	(20)	4	20%
Derivative agreements and other	(3)	1	(4)	NM	(2)	14	(16)	NM
Tax benefit (provision)	23	(2)	25	NM	35	(2)	37	NM
Total net unrealized appreciation (depreciation)	193	(1)	194	NM	237	307	(70)	(23%)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$212	$21	$191	910%	$282	$367	$(85)	(23%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.10	$0.16	$(0.06)	(38%)	$0.12	$0.32	$(0.20)	(63%)
Diluted	$0.09	$0.16	$(0.07)	(44%)	$0.11	$0.30	$(0.19)	(63%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.07	$0.07	$—	—%	$0.17	$0.20	$(0.03)	(15%)
Diluted	$0.07	$0.07	$—	—%	$0.16	$0.19	$(0.03)	(16%)

NET EARNINGS PER COMMON SHARE
Basic	$0.80	$0.07	$0.73	NM	$1.05	$1.22	$(0.17)	(14%)
Diluted	$0.76	$0.07	$0.69	986%	$1.00	$1.17	$(0.17)	(15%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	266.2	297.5	(31.3)	(11%)	268.4	301.4	(33.0)	(11%)
Diluted	278.5	309.7	(31.2)	(10%)	280.9	313.8	(32.9)	(10%)
______________________________
NM = Not meaningful

American Capital, Ltd.
August 6, 2014

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2014, March 31, 2014 and June 30, 2013
(in millions, except per share data)
(unaudited)

			Q2 2014 Versus Q1 2014			Q2 2014 Versus Q2 2013
	Q2 2014	Q1 2014	$	%	Q2 2013	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,394	$6,134	$260	4%	$6,260	$134	2%
Third-Party Assets at Fair Value(1)	76,510	77,425	(915)	(1%)	112,828	(36,318)	(32%)
Total	$82,904	$83,559	$(655)	(1%)	$119,088	$(36,184)	(30%)

Third-Party Earning Assets Under Management(2)	$13,137	$12,771	$366	3%	$14,929	$(1,792)	(12%)
Total Earning Assets Under Management(3)	$19,450	$18,825	$625	3%	$21,116	$(1,666)	(8%)

New Investments
Senior Debt	$674	$264	$410	155%	$28	$646	NM
Structured Products	73	39	34	87%	13	60	462%
Common Equity	63	13	50	385%	4	59	NM
Mezzanine Debt	2	4	(2)	(50%)	—	2	100%
Preferred Equity	1	1	—	—%	5	(4)	(80%)
Total by Security Type	$813	$321	$492	153%	$50	$763	NM

Senior Floating Rate Loans (“SFRL”)	$579	$199	$380	191%	$—	$579	100%
Sponsor Finance Investments	99	62	37	60%	2	97	NM
Investments in ACAM and Fund Development	50	34	16	47%	12	38	317%
Structured Products	73	19	54	284%	13	60	462%
Add-on Financing for Distressed Situations	9	3	6	200%	5	4	80%
Add-on Financing for Growth and Working Capital	3	4	(1)	(25%)	6	(3)	(50%)
Add-on Financing for Purchase of debt of a portfolio company	—	—	—	—%	12	(12)	(100%)
Total by Use	$813	$321	$492	153%	$50	$763	NM

Realizations
Principal Prepayments	$185	$16	$169	NM	$115	$70	61%
Equity Investments	142	324	(182)	(56%)	18	124	689%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted OID	61	63	(2)	(3%)	7	54	771%
Scheduled Principal Amortization	19	19	—	—%	10	9	90%
Loan Syndications and Sales	1	20	(19)	(95%)	—	1	100%
Total by Source	$408	$442	$(34)	(8%)	$150	$258	172%

American Capital One Stop Buyouts®	$282	$66	$216	327%	$85	$197	232%
Structured Products	42	17	25	147%	6	36	600%
Sponsor Finance Investments	41	57	(16)	(28%)	56	(15)	(27%)
European Capital	34	104	(70)	(67%)	—	34	100%
Senior Floating Rate Loans (“SFRL”)	8	—	8	100%	—	8	100%
Asset Management	1	198	(197)	(99%)	3	(2)	(67%)
Total by Business Line	$408	$442	$(34)	(8%)	$150	$258	172%

American Capital, Ltd.
August 6, 2014

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$69	$25	$44	176%	$11	$58	527%
Gross Realized Loss	(83)	(4)	(79)	NM	(46)	(37)	(80%)
Portfolio Net Realized (Loss) Gain	(14)	21	(35)	NM	(35)	21	60%
Foreign Currency Transactions	1	2	(1)	(50%)	(1)	2	NM
Derivative Agreements	1	1	—	—%	(3)	4	NM
Tax Benefit (Provision)	5	(3)	8	NM	12	(7)	(58%)
Net Realized (Loss) Gain	(7)	21	(28)	NM	(27)	20	74%

Gross Unrealized Appreciation of American Capital One Stop Buyouts®	47	29	18	62%	78	(31)	(40%)
Gross Unrealized Depreciation of American Capital One Stop Buyouts®	(62)	(142)	80	56%	(64)	2	3%
Gross Unrealized Appreciation of Sponsor Finance Investments	22	7	15	214%	34	(12)	(35%)
Gross Unrealized Depreciation of Sponsor Finance Investments	(4)	(40)	36	90%	(14)	10	71%
Net Unrealized Appreciation of European Capital Investment	66	64	2	3%	—	66	100%
Net Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	2	—	2	100%	(6)	8	NM
Net Unrealized Appreciation (Depreciation) of American Capital Asset Management, LLC	101	121	(20)	(17%)	(75)	176	NM
Net Unrealized Appreciation (Depreciation) of Structured Products	3	(2)	5	NM	(12)	15	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	10	(2)	12	NM	39	(29)	(74%)
Net Unrealized Appreciation (Depreciation) of Portfolio Company Investments	185	35	150	429%	(20)	205	NM
Foreign Currency Translation - European Capital	(8)	(4)	(4)	(100%)	18	(26)	NM
Foreign Currency Translation - Other	(4)	—	(4)	(100%)	2	(6)	NM
Derivative Agreements and Other	(3)	1	(4)	NM	(2)	(1)	(50%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	—	—	—	—%	3	(3)	(100%)
Tax Benefit (Provision)	23	12	11	92%	(2)	25	NM
Net Unrealized Appreciation (Depreciation) of Investments	193	44	149	339%	(1)	194	NM

Net Gains, Losses, Appreciation and Depreciation	$186	$65	$121	186%	$(28)	$214	NM

Other Financial Data
NAV per Share	$20.12	$19.29	$0.83	4%	$19.28	$0.84	4%
Debt at Cost	$791	$790	$1	—%	$614	$177	29%
Debt at Fair Value	$823	$821	$2	—%	$620	$203	33%
Market Capitalization	$4,032	$4,160	$(128)	(3%)	$3,667	$365	10%
Total Enterprise Value(4)	$4,688	$4,482	$206	5%	$3,974	$714	18%
Asset Coverage Ratio	593%	528%			1,009%
Debt to Equity Ratio	0.1x	0.2x			0.1x
Credit Quality
Weighted Average Effective Interest Rate on SFRL at Period End	4.4%	4.5%			N/A
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRL, at Period End	9.3%	9.7%			10.4%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	7.8%	9.1%			10.4%
Loans on Non-Accrual at Cost	$299	$315	$(16)	(5%)	$349	$(50)	(14%)
Loans on Non-Accrual at Fair Value	$171	$165	$6	4%	$245	$(74)	(30%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	12.5%	16.4%			19.5%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	7.5%	9.2%			14.2%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	57.2%	52.4%			70.2%
Estimated Loss(5)	$142	$150	$(8)	(5%)	$121	$21	17%
Estimated Loss as a Percentage of Total Loans at Cost	6.1%	7.8%			6.7%
Past Due Loans at Cost	$—	$—	$—	—%	$10	$(10)	(100%)
Debt to Equity Conversions at Cost	$—	$—	$—	—%	$—	$—	—%

American Capital, Ltd.
August 6, 2014

Return on Average Shareholders’ Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	2.9%	3.4%	6.2%
LTM Net Operating Income Return on Average Shareholders' Equity	1.7%	2.1%	4.5%
LTM Net Realized Earnings Return on Average Shareholders' Equity	1.6%	1.7%	4.2%
LTM Net Earnings Return (Loss) on Average Shareholders' Equity	1.9%	(1.7%)	12.6%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	3.1%	1.3%	4.6%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	2.0%	0.4%	3.5%
Current Quarter Annualized Net Realized Earnings Return on Average Shareholders' Equity	1.4%	2.1%	1.5%
Current Quarter Annualized Net Earnings Return on Average Shareholders' Equity	16.3%	5.5%	1.5%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., American Capital Senior Floating, Ltd., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1 and ACAS CLO 2013-2, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
August 6, 2014

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2003	2004	2005	2006	2007	2008	2011	2012	2013	2014	1997-2014 Static Pools Aggregate
IRR of All Investments(2)	12.2%	12.6%	13.8%	10.4%	(2.7%)	9.4%	23.3%	(7.2%)	50.5%	4.1%	9.0%
IRR of Exited Investments(3)	12.3%	15.6%	20.1%	9.3%	(2.4%)	7.1%	23.4%	16.4%	19.5%	(41.2%)	10.1%
IRR of Equity Investments(2)(4)(5)	17.6%	24.4%	14.0%	14.0%	(9.5%)	20.5%	33.1%	(60.0%)	263.2%	—%	11.2%
IRR of Exited Equity Investments(3)(4)(5)	19.6%	45.8%	38.2%	12.8%	7.9%	21.7%	35.1%	N/A	N/A	N/A	23.2%
IRR of All One Stop Buyout® Investments(2)(20)	10.9%	14.0%	27.5%	12.8%	1.3%	15.9%	52.2%	(14.5%)	333.8%	—%	13.1%
IRR of All One Stop Buyout® Equity Investments(2)(4)(5)(20)	15.7%	23.6%	38.7%	15.7%	(9.4%)	16.1%	52.2%	(60.0%)	333.2%	—%	16.7%
IRR of Current One Stop Buyout® Investments(2)(20)	10.0%	(2.5%)	24.6%	10.4%	(2.2%)	19.0%	52.2%	(14.5%)	333.8%	—%	9.5%
IRR of Exited One Stop Buyout® Investments(3)	10.8%	21.4%	25.3%	12.4%	13.8%	14.3%	N/A	19.6%	(17.8%)	N/A	14.7%
Committed Investments(7)	$3,848	$2,289	$5,202	$5,329	$7,547	$1,067	$208	$880	$303	$1,021	$27,694
Total Exits and Prepayments of Committed Investments(7)	$3,611	$2,104	$2,730	$4,646	$5,786	$772	$168	$289	$59	$6	$20,171
Total Interest, Dividends and Fees Collected	$1,375	$708	$1,514	$1,569	$1,568	$437	$30	$64	$24	$5	$7,294
Total Net Realized (Loss) Gain on Investments	$(131)	$12	$369	$(284)	$(1,240)	$(113)	$11	$4	$—	$(1)	$(1,373)
Current Cost of Investments	$227	$206	$1,548	$446	$1,093	$233	$64	$566	$225	$956	$5,564
Current Fair Value of Investments	$239	$69	$2,133	$426	$629	$237	$74	$463	$283	$958	$5,511
Current Fair Value of Investments as a % of Total Investments at Fair Value	4.3%	1.3%	38.7%	7.7%	11.4%	4.3%	1.4%	8.4%	5.1%	17.4%	100.0%
Net Unrealized (Depreciation) Appreciation	$12	$(137)	$585	$(20)	$(464)	$4	$10	$(103)	$58	$2	$(53)
Non-Accruing Loans at Cost	$39	$2	$19	$95	$122	$22	$—	$—	$—	$—	$299
Non-Accruing Loans at Fair Value	$16	$2	$6	$39	$87	$21	$—	$—	$—	$—	$171
Equity Interest at Fair Value(4)	$157	$57	$1,816	$272	$255	$109	$36	$66	$90	$25	$2,883
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	14.5	3.3	1.6	5.3	5.5	7.4	4.7	6.1	6.1	4.8	4.0
Interest Coverage(10)(12)(13)(16)	0.9	6.1	0.4	1.1	1.4	2.2	3.2	2.4	2.6	2.8	1.4
Debt Service Coverage(11)(12)(13)(16)	0.9	1.4	0.3	0.8	1.2	1.9	2.5	2.1	2.3	2.5	1.2
Average Age of Companies(13)(16)	43 yrs	38 yrs	14 yrs	40 yrs	33 yrs	20 yrs	21 yrs	17 yrs	21 yrs	13 yrs	23 yrs
Diluted Ownership Percentage(4)(17)	57%	75%	96%	49%	54%	70%	65%	94%	77%	N/A	82%
Average Revenue(13)(14)(16)	$182	$35	$190	$139	$203	$33	$99	$207	$317	$152	$178
Average Adjusted EBITDA(8)(13)(16)	$34	$8	$68	$39	$30	$14	$23	$52	$31	$46	$47
Total Revenue(13)(14)	$956	$229	$1,191	$2,782	$2,754	$327	$87	$941	$1,924	$1,133	$12,324
Total Adjusted EBITDA(8)(13)	$137	$3	$169	$32	$99	$40	$44	$283	$329	$379	$1,515
% of Senior Loans(12)(13)(15)	71%	100%	54%	43%	63%	37%	100%	95%	100%	100%	73%
% of Loans with Lien(12)(13)(15)	97%	100%	93%	100%	95%	45%	100%	100%	100%	100%	93%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2014 Static Pools Aggregate
Total Number of MOPC	39
Total Revenue(14)	$3,110
Total Gross Profit(14)	$1,579
Total Adjusted EBITDA(8)	$608

Total Capital Expenditures(14)	$83
Total Current ACAS Investment in MOPC at Fair Value	$2,786
Total Current ACAS Investment in MOPC at Cost Basis	$2,587
Total Current ACAS Debt Investment in MOPC at Fair Value	$952
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,024
Diluted Ownership Percentage of ACAS in MOPC(17)	79%

Total Cash(18)	$208
Total Assets(18)	$3,981
Total Debt(18)	$3,536
Total Third-party Debt at Cost(18)	$2,000
Total Shareholders' Equity(18)(19)	$2,538
———————
NM = Not Meaningful

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and European Capital.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

20)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
August 6, 2014

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on August 7, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q2 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on August 7, 2014. In addition, there will be a phone recording available from 1:00 pm ET August 7, 2014 until 9:00 am ET August 21, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10049304.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $83 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.